Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

ROBERT W. BAIRD 2012 GROWTH STOCK CONFERENCE

Calabasas Hills, CA – May 1, 2012 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced today that it will present at the Robert W. Baird 2012 Growth Stock Conference in Chicago on May 8, 2012 at 9:35 a.m. Central Time.  David Overton, Chairman and CEO, and W. Douglas Benn, Executive Vice President and CFO, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the conference webcast link at the top of the page.  An archive of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 171 full-service, casual dining restaurants throughout the U.S., including 157 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the Company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100